Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-157524, File No. 333-163761, and File No. 333-280311 on Form S-8, and Registration Statement File No. 333-139157 on Form S1/A of ESSA Bancorp, Inc. of our report dated December 13, 2024, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of ESSA Bancorp, Inc. for the year ended September 30, 2024.

Conshohocken, Pennsylvania

December 13, 2024